Exhibit 99.1

News
For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Reports First Quarter 2010 Operating EPS of $0.86;
Reports Net Income per Share of $0.68
Wilmington, Delaware — April 27, 2010 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that operating earnings (1) in the first quarter of 2010 were $47.5 million or $0.86 per share, compared to $38.8 million or $0.81 per share in the first quarter of 2009. Annualized operating return on beginning equity(2) in the first quarter of 2010 was 14.0%, compared to 18.9% in the first quarter of 2009.
Delphi reported net income in the first quarter of 2010 of $37.7 million or $0.68 per share, compared to $24.5 million or $0.51 per share in the first quarter of 2009. Net income in the first quarter of 2010 included after-tax realized investment losses of $(9.8) million or $(0.18) per share, including other-than-temporary impairments (“OTTI”) of $(14.9) million or $(0.27) per share. Net income in the first quarter of 2009 included after-tax realized investment losses of $(14.3) million or $(0.30) per share, including OTTI of $(11.4) million or ($0.24) per share.
Core group employee benefit premiums in the first quarter of 2010 were $333.3 million compared to $344.2 million in last year’s first quarter. The combined ratio in group employee benefits insurance in the first quarter of 2010 was 94.1% compared to 93.2% in the first quarter of 2009. The loss ratio for group employee benefits insurance declined in the first quarter of 2010 to 68.6% from 69.4% for the first quarter of 2009.
Delphi’s asset accumulation segment, which is primarily focused on individual fixed annuities, had new annuity sales of $39 million in the first quarter of 2010 compared to $60 million in the first quarter of 2009. Funds under management at March 31, 2010 were $1.4 billion, which was unchanged from December 31, 2009.
Robert Rosenkranz, Chairman and Chief Executive Officer, commented, “Delphi continued to achieve record financial performance in the first quarter of 2010, with shareholders’ equity and book value per share both reaching all-time highs. Our strong growth in operating earnings and attractive operating ROE were driven by robust investment performance and attractive underwriting profit margins. We were pleased with premium growth at Safety National, which continued to capitalize on our market leadership position and ongoing firmness in the excess workers’ compensation market. Market conditions remain challenging for Reliance Standard, where continued high unemployment levels and our commitment to pricing and underwriting discipline have impacted premiums and production.”

Delphi Financial Reports First Quarter 2010 Operating EPS of $0.86	Page 2
Delphi’s net investment income in the first quarter of 2010 increased to $84.1 million from $62.9 million in the same quarter a year ago. Invested assets at March 31, 2010 were $6.0 billion, up from $5.7 billion at December 31, 2009 and $4.8 billion at March 31, 2009. The tax equivalent yield on the Company’s investment portfolio in the first quarter of 2010 was 6.2%, compared to 5.8% in the first quarter of 2009. Diluted book value per share increased to $25.40 at March 31, 2010, up from $24.42 at December 31, 2009.
Mr. Rosenkranz added, “Investment income growth was driven by improved yields in our fixed income portfolio and better performance from our sharply reduced alternative asset portfolio. We were able to put more cash to work longer-term, but our short-term investment balance remained high at 7% of invested assets. As we had anticipated, realized losses from other-than-temporary impairments declined significantly compared to the fourth quarter of 2009, supporting our belief that the worst of the credit market crisis is behind us. Delphi enhanced our financial flexibility and capital position in the first quarter by issuing $250 million in 10-year senior unsecured notes, and at the end of March we had debt-to-capital ratio of 20% with no short-term debt and holding company financial resources at a comfortable $112 million.”
Conference Call
On April 28, 2010 at 11:00 AM (Eastern time), Delphi will broadcast the Company’s first quarter 2010 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi’s website for one week beginning at approximately 1:00 PM (Eastern time) on April 28, 2010. Investors can also download Delphi’s first quarter 2010 financial supplement from the Company’s website at www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook,” “effort,” “attempt,” “achieve,” “project,” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the

Delphi Financial Reports First Quarter 2010 Operating EPS of $0.86	Page 3
performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large casualty programs including large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1)	Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, and the loss on redemption of junior subordinated deferrable interest debentures, as applicable. The Company believes that because realized investment gains and losses, redemption of junior subordinated deferrable interest debentures, and discontinued operations arise from events that, to a significant extent, are within management’s discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company’s operating trends. Redemption of junior subordinated deferrable interest debentures occur based on management’s decision to exercise its ability to redeem the outstanding debentures. Investment gains or losses may be realized based on management’s decision to dispose of an investment, and investment losses may be realized based on management’s judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management’s decision to exit or sell a particular business. Thus, realized investment gains and losses, losses on redemption of junior subordinated deferrable interest debentures and results from discontinued operations are not reflective of the Company’s ongoing earnings capacity, and trends in the earnings of the Company’s underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company’s overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies’ financial statements. For reconciliations of the respective operating earnings amounts to the corresponding net income amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows. All per share amounts are on a diluted basis.

(2)	Annualized operating return on beginning equity, which is a non-GAAP financial measure, is based on operating earnings, as defined in the preceding footnote (1) (rather than the most directly comparable GAAP measure, net income), divided by beginning shareholders’ equity. For the reasons that the Company believes that the calculation of this non-GAAP measure based upon operating earnings is useful, see such footnote. For reconciliations of the respective annualized operating return on equity amounts to the corresponding annualized net income return on equity amounts for the indicated periods, see the table captioned “Non-GAAP Financial Measures — Reconciliation to GAAP” which follows.

DELPHI FINANCIAL GROUP, INC.
Non-GAAP Financial Measures
Reconciliation to GAAP
(Unaudited; in thousands, except per share data)

	Three Months Ended
Income Statement Data	3/31/2010	3/31/2009

Operating earnings	$47,482	$38,783
Net realized investment losses (A)	(9,819)	(14,299)

Net income (GAAP measure)	$37,663	$24,484

Diluted results per share of common stock:
Operating earnings	$0.86	$0.81
Net realized investment losses (A)	(0.18)	(0.30)

Net income (GAAP measure)	$0.68	$0.51

Annualized operating return on beginning shareholders’ equity	14.0%	18.9%

Annualized net income return on beginning shareholders’ equity (GAAP measure)	11.1%	11.9%

(A)	Net of an income tax benefit of $5.3 million and $7.7 million, or $0.10 per diluted share and $0.16 per diluted share for the three months ended 03/31/2010 and 03/31/2009, respectively. The tax effect is calculated using the Company’s statutory tax rate of 35%.

Balance Sheet Data	3/31/2010	12/31/2009

Shareholders’ equity, excluding accumulated other comprehensive loss	$1,430,947	$1,392,975
Add: Accumulated other comprehensive loss	(11,096)	(33,956)

Shareholders’ equity (GAAP measure)	$1,419,851	$1,359,019

Diluted book value per share of common stock, excluding accumulated other comprehensive loss	$25.59	$25.02
Add: Accumulated other comprehensive loss	(0.19)	(0.60)

Diluted book value per share of common stock (GAAP measure)	$25.40	$24.42

Please see footnotes 1 and 2 of the press release to which this table is attached for important information regarding these non-GAAP financial measures.

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share data)

	Three Months Ended
	3/31/2010	03/31/2009
Revenue:
Premium and fee income	$347,763	$357,721
Net investment income	84,050	62,855
Net realized investment losses:
Total other than temporary impairment losses	(27,273)	(17,608)
Less: Portion of other than temporary impairment losses recognized in other comprehensive income	4,275	—

Net impairment losses recognized in earnings	(22,998)	(17,608)
Other net realized investment gains (losses)	7,892	(4,391)

Net realized investment losses	(15,106)	(21,999)

Total revenue	416,707	398,577

Benefits and expenses:
Benefits, claims and interest credited to policyholders	246,321	255,598
Commissions and expenses	111,630	106,134

	357,951	361,732

Operating income	58,756	36,845

Interest expense:
Corporate debt	7,323	3,985
Junior subordinated debentures	3,241	3,240
Income tax expense	10,529	5,136

Net income	$37,663	$24,484

Basic results per share of common stock:
Net income	$0.68	$0.51
Weighted average shares outstanding	55,160	48,034

Diluted results per share of common stock:
Net income	$0.68	$0.51
Weighted average shares outstanding	55,457	48,123

Dividends paid per share of common stock	$0.10	$0.10

DELPHI FINANCIAL GROUP, INC.
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	03/31/2010	12/31/2009
Assets:
Investments:
Fixed maturity securities, available for sale	$5,107,812	$4,875,681
Short-term investments	420,292	406,782
Other investments	441,613	466,855

	5,969,717	5,749,318

Cash	61,783	65,464
Cost of business acquired	238,437	250,311
Reinsurance receivables	360,429	355,030
Goodwill	93,929	93,929
Other assets	304,899	293,835
Assets held in separate account	115,277	113,488

Total assets	$7,144,471	$6,921,375

Liabilities and Equity:
Policy liabilities and accruals	$2,858,603	$2,803,189
Policyholder account balances	1,469,397	1,454,114
Corporate debt	393,750	365,750
Junior subordinated debentures	175,000	175,000
Other liabilities and policyholder funds	711,035	647,269
Liabilities related to separate account	115,277	113,488

Total liabilities	5,723,062	5,558,810

Equity:
Class A Common Stock	561	560
Class B Common Stock	60	60
Additional paid-in capital	667,727	661,895
Accumulated other comprehensive loss	(11,096)	(33,956)
Retained earnings	959,845	927,706
Treasury stock, at cost	(197,246)	(197,246)

Total shareholders’ equity	1,419,851	1,359,019
Noncontrolling interest	1,558	3,546

Total equity	1,421,409	1,362,565

Total liabilities and equity	$7,144,471	$6,921,375

DELPHI FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	3/31/2010	3/31/2009
Operating activities:
Net income	$37,663	$24,484
Adjustments to reconcile net income to net cash provided by operating activities:
Change in policy liabilities and policyholder accounts	94,640	99,523
Net change in reinsurance receivables and payables	(7,428)	(7,086)
Amortization, principally the cost of business acquired and investments	15,413	13,543
Deferred costs of business acquired	(30,901)	(34,392)
Net realized losses on investments	15,106	21,999
Net change in federal income tax liability	9,755	4,114
Other	(32,743)	(30,969)

Net cash provided by operating activities	101,505	91,216

Investing activities:
Purchases of investments and loans made	(435,672)	(207,901)
Sales of investments and receipts from repayment of loans	165,711	77,696
Maturities of investments	139,323	261,307
Net change in short-term investments	(13,510)	(207,968)
Change in deposit in separate account	—	4,845

Net cash used by investing activities	(144,148)	(72,021)

Financing activities:
Deposits to policyholder accounts	40,332	61,681
Withdrawals from policyholder accounts	(26,138)	(70,938)
Proceeds from issuance of 2020 Senior Notes	250,000	—
Borrowings under revolving credit facility	—	17,000
Principal payments under revolving credit facility	(222,000)	(2,000)
Cash dividends paid on common stock	(5,524)	(5,302)
Other financing activities	2,292	816

Net cash provided by financing activities	38,962	1,257

(Decrease) increase in cash	(3,681)	20,452
Cash at beginning of period	65,464	63,837

Cash at end of period	$61,783	$84,289